Horizon Lines, Inc. Commences Tender Offer
for 9.00% Senior Notes due 2012 and
11.00% Senior Discount Notes due 2013
     Charlotte, North Carolina, July 17, 2007 — Horizon Lines, Inc. (the “Company”) (NYSE: HRZ) announced today that it has commenced a tender offer for any and all of the 9.00% Senior Notes due 2012 (CUSIP No. 44043YAB8) of its subsidiaries Horizon Lines, LLC and Horizon Lines Holding Corp. (the “Senior Notes) and 11.00% Senior Discount Notes due 2013 (CUSIP No. 40422RAB2) of its subsidiary H-Lines Finance Holding Corp. (the “Senior Discount Notes” and together with the Senior Notes, the “Notes”). Approximately $197 million in aggregate principal amount of the Senior Notes and $104 million aggregate principal amount at maturity of the Senior Discount Notes are currently outstanding. In conjunction with the tender offer, for each series of Notes, the Company is soliciting the consent of the holders (“Holders”) of a majority in aggregate principal amount of the outstanding Notes in such series to eliminate substantially all of the restrictive covenants contained in the indenture governing such Notes. The terms and conditions of the tender offer and consent solicitation are set forth in an Offer to Purchase and Consent Solicitation Statement (the “Offer to Purchase”), dated July 17, 2007.
     Subject to certain conditions precedent described in the Offer to Purchase, Holders who validly tender Notes and deliver consents at or prior to 5:00 p.m., New York City time, on July 30, 2007, unless such time is extended (the “Consent Expiration”), will be entitled to receive the Total Consideration (as described below), which includes a consent payment of $30.00 per $1,000 principal amount of Notes (the “Consent Payment”). Holders who validly tender and deliver Notes after the Consent Expiration but at or prior to 12:00 midnight, New York City time, on August 13, 2007, unless such time is extended (the “Expiration Time”), will be entitled to receive the Tender Consideration, which is equal to the Total Consideration less the Consent Payment. Assuming that all conditions to the tender offer have been satisfied or waived, payment will be made promptly following the Company’s acceptance of such tendered Notes after the Expiration Time, subject to the Company’s right to elect to accept for purchase prior to the Expiration Time all Notes tendered prior to the Consent Expiration and purchase such Notes promptly following such acceptance (the date on which payment is made, the “Payment Date”). Notes and related consents may be withdrawn prior to the Consent Expiration. After the Consent Expiration, tendered notes and related consents may be withdrawn only under certain limited circumstances.
     The Total Consideration for each $1,000 principal amount of Senior Notes validly tendered and not validly withdrawn prior to the Consent Expiration will be an amount equal to (i) the sum of (a) the present value as of the applicable Payment Date of $1,045.00 on November 1, 2008 (the “Senior Notes First Call Date”) plus (b) the present value as of the applicable Payment Date of each of the interest payments that is scheduled to be paid on the Senior Notes from such Payment Date until the Senior Notes First Call Date, in each case discounted on the basis of the yield to the Senior Notes First Call Date equal to (x) the bid-side yield on the 4.875% U.S. Treasury Notes due October 31, 2008, as calculated by the Dealer Manager in accordance with standard market practice, as of 2:00 p.m., New York City time, on the second business day immediately preceding the Consent Expiration, plus (y) 50 basis points, minus (ii) accrued and unpaid interest from, and including, the most recent interest payment date to, but not including, the applicable Payment Date (such amount being rounded to the nearest cent). Senior Notes accepted for payment will also receive accrued and unpaid interest up to, but excluding, the applicable Payment Date.
     The Total Consideration for each $1,000 principal amount at maturity of Senior Discount Notes validly tendered and not validly withdrawn prior to the Consent Expiration will be an amount equal to the present value as of the applicable Payment Date of $1,055.00 on April 1, 2008 (the “Senior Discount Notes First Call Date”), discounted on the basis of the yield to the Senior Discount Notes First Call Date equal to (a) the bid-side yield on the 4.625% U.S. Treasury Notes due March 31, 2008, as calculated by the Dealer Manager in accordance with standard market practice, as of 2:00 p.m., New York City time, on the second business day immediately preceding the Consent Expiration, plus (b) 50 basis points (such amount being rounded to the nearest cent).
     Subject to market conditions and other factors, the Company currently intends to finance the tender offer with a portion of the proceeds from the sale of up to $300 million of its convertible debt securities and the replacement of the Company’s existing credit facility with a new credit facility consisting of a $125 million term loan and a $200 million revolver (collectively, the “New Financing”). The Offer to Purchase and this notice is not an offer to sell or a solicitation to buy any securities. The Company’s obligation to accept for purchase and to pay the Total Consideration or Tender Consideration, as applicable, for each of the Notes validly tendered in the tender offer is subject to, and conditioned upon, the satisfaction of or waiver of the following: (i) the completion and close of the New Financing on terms and conditions satisfactory to the Company, and receipt by the Company of net proceeds from the New Financing sufficient to repay the Company’s indebtedness under the existing credit facility and to purchase all Notes pursuant to the Offer; (ii) for each series of Notes, the receipt of the requisite consents on or prior to the Consent Expiration from the holders of at least a majority in aggregate principal amount of the outstanding Notes in such series and the execution of the Supplemental Indenture relating to the Senior Notes by Horizon Lines, LLC and Horizon Lines Holding Corp., each a wholly-owned subsidiary of the Company, the Guarantors and the Trustee and the execution of the Supplemental Indenture relating to the Senior Discount Notes by H-Lines Finance Holding Corp., a wholly-owned subsidiary of the Company, and the Trustee; and (iii) certain other customary conditions.
     The tender offer is being made only pursuant to the Offer to Purchase and related applicable Letter of Transmittal and Consent dated July 17, 2007. The Company has retained Goldman, Sachs & Co. to serve as the exclusive Dealer Manager and Solicitation Agent for the tender offer and D.F. King & Co., Inc. to serve as the Information Agent. Requests for documents may be directed to D.F. King & Co., Inc. by telephone at 800-714-3313 (toll-free). Questions regarding the tender offer and consent solicitation may be directed to Goldman, Sachs & Co. at 800-828-3182 (toll-free) or 212-357-0775.
     Some of the Statements contained in this press release are forward-looking statements, as such term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s beliefs and assumptions and on information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statement as a result of factors, risks and uncertainties, including uncertainties and volatility in the credit markets that could delay or prevent any new financing; the Company’s substantial indebtedness and ability to meet payment obligations; covenants contained in existing indebtedness that restrict the Company’s business operations; downgrade in the Company’s credit ratings; the Company’s ability to repurchase outstanding notes; decreases in shipping volumes; the Company’s failure to renew its commercial agreements with Maersk; rising fuel prices; labor interruptions or strikes; job related claims, liability under multi-employer pension plans; compliance with safety and environmental protection and other governmental requirements; new statutory and regulatory directives in the United States addressing homeland security concerns; the successful start-up of any Jones-Act competitor; increased inspection procedures and tighter import and export controls; restrictions on foreign ownership of the Company’s vessels; repeal or substantial amendment of the coastwise laws of the United States, also known as the Jones Act; escalation of insurance costs, catastrophic losses and other liabilities; the arrest of the Company’s vessels by maritime claimants; severe weather and natural disasters; the Company’s inability to exercise its purchase options for its chartered vessels; the aging of the Company’s vessels; unexpected substantial drydocking costs for the Company’s vessels; the loss of the Company’s key management personnel; and changes in tax laws or in their interpretation or application, adverse tax audits and other tax matters. For a discussion of these risks and other factors that could cause actual results to differ materially from results referred to in the forward-looking statements, see the risk factors that are discussed in the Company’s Annual Report on Form 10-K for the year ended December 24, 2006 filed with the Commission. The Company does not have any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
CONTACT:
Michael Avara
Horizon Lines, Inc.
+1-704-973-7000

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